UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2010
RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 15, 2010, RightNow Technologies, Inc. (the “Company”) issued a press release announcing that it intends to offer $125 million in aggregate principal amount of convertible senior notes due 2030 (the “Notes”). The Notes will mature on November 15, 2030, unless earlier redeemed, repurchased or converted, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant the initial purchasers a 13-day option to purchase up to an additional $25 million in aggregate principal amount of Notes on the same terms and conditions.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information contained in this Current Report on Form 8-K, including the exhibit hereto, does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering circular. The Notes and the shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 15, 2010 announcing RightNow Technologies, Inc.’s proposed offering of $125 Million Convertible Senior Notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)
Dated: November 15, 2010	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 15, 2010 announcing RightNow Technologies, Inc.’s proposed offering of $125 Million Convertible Senior Notes.